ASSIGNMENT OF OIL, GAS & LIQUID HYDROCARBON LEASES

THE STATE OF TEXAS    §
                                                §    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF NEWTON     §

THAT, WHEREAS, the undersigned Barry Lasker (hereinafter referred to as (“Assignor”), whose address is 451 Brown Saddle Street, Houston, Texas 77057, is the Lessee in and owner of those certain Oil, Gas & Liquid Hydrocarbon Leases (the “Leases”) described in Exhibit A attached to this Assignment and made a part hereof, covering lands situated in Newton County, Texas, all as more fully described in the Leases; and

WHEREAS, Assignor desires to convey the Leases to Delta Oil & Gas, Inc. (hereinafter referred to as “Assignee”), whose address is Suite 604 - 704 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor has and does hereby GRANT, BARGAIN, SELL, TRANSFER, CONVEY and ASSIGN unto Assignee all of Assignor’s right, title and interest in and to the Leases, subject to the conditions hereof.

Assignee shall indemnify, defend and hold Assignor harmless against any claim, liability, loss or cost which may arise from or be attributable to Assignee’s operations and activities on or relating to the lands covered by the Leases or lands pooled therewith.  Assignee shall fully assume all the responsibilities and liabilities, if any, of the Lessee in the Leases just as if Assignee had originally been named as the Lessee therein.

This Assignment may be executed in counterparts, each of which as so executed shall be given the effect of the execution of the original instrument.  If counterparts of this instrument are executed, for recording purposes, the pages containing the signatures and acknowledgments of the parties, as affixed hereto, may be combined, and treated and given effect for all purposes, as a single instrument.

EXECUTED AND DELIVERED, without warranty of title, by the parties as of the dates of their respective notarial acknowledgments to be effective for all purposes as of the 15th day of July, 2009.

ASSIGNOR

/s/ Barry Lasker
Barry Lasker

ASSIGNEE:

Delta Oil & Gas, Inc.

By: /s/ Kulwant Sandher
Title:    C.F.O.

STATE OF TEXAS          §
COUNTY OF HARRIS     §

This instrument was acknowledged before me this 15th day of July, 2009, by Barry Lasker.

/s/ Kelly Watson
Notary Public in and for the State of Texas

PROVINCE OF BRITISH COLUMBIA

This instrument was acknowledged before me this 29th day of July, 2009, by Kulwant Sandher as CFO of Delta Oil & Gas, Inc., a Colorado corporation, on behalf of said corporation.

/s/ Edward L. Mayerhofer
A Commissioner for Oaths or Notary Public
in and for the Province of British Columbia.
My appointment expires (Does Not Expire)

EXHIBIT A

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSIGNMENT OF OIL, GAS AND LIQUID HYDROCARBON LEASES DATED JULY 15, 2009, FROM BARRY LASKER, AS ASSIGNOR, TO DELTA OIL & GAS, INC., AS ASSIGNEE, AS TO THE FOLLOWING OIL, GAS & LIQUID HYDROCARBON LEASES COVERING 243.81 ACRES, MORE OR LESS, OUT OF THE GEORGE BURGIN SURVEY, A-49, NEWTON COUNTY, TEXAS, TO-WIT:

1.
Oil, Gas & Liquid Hydrocarbon Lease dated March 26, 2009, by and between, Donner Properties, as Lessor, and Barry Lasker, as Lessee, a Memorandum of which is recorded in Book 578, Page 799 of the Official Public Records of Newton County, Texas; and

2.
Oil, Gas & Liquid Hydrocarbon Lease dated March 26,2009, by and between James L. Negley and George L. Winter, Trustee of the George L. Winter Revocable Trust, as Lessor, and Barry Lasker, as Lessee, a Memorandum of which is recorded in Book 578, Page 801  of the Official Public Records of Newton County, Texas.